Exhibit 10.9

XBiotech Inc. 2015 Equity Incentive Plan

Incentive Share Option Agreement

This Incentive Share Option Agreement (“Agreement”) is made and entered into, subject to shareholder approval, by and between XBiotech Inc. (the “Company”) and  ###PARTICIPANT_NAME### (“Participant”) to reflect the terms of an option granted to Participant under the XBiotech Inc. 2015 Equity Incentive Plan (“Plan”) by action of the President & Chief Executive Officer of the Company administering the Plan pursuant to delegation of authority under section 3.1 of the Plan on ###GRANT_DATE### (“Grant Date”) in consideration of services rendered or to be rendered by the Participant.

1.        Grant of Option.  Subject to the terms and conditions set forth in the Plan and herein as well as shareholder approval, the Company grants to Participant an option (“Option”) to purchase a total of  ###TOTAL_AWARDS### Common Shares of the Company (“Shares”) at a price of ###GRANT_PRICE### per Share (“Exercise Price”), which is not less than [100]% of the Fair Market Value thereof on the Grant Date.  The grant of this Option does not create any contractual right or other right of Participant to receive any options or other awards under the Plan in the future.

2.         Term.  Except as otherwise provided pursuant to Section 4 herein or the Plan, this Option shall expire on the ten-year anniversary of the Grant Date (“Expiration Date”).

3.         Vesting.

(a)        Subject to the Participant’s continuing employment or service with the Company (or a parent or subsidiary of the Company) and the terms and conditions set forth in the Plan and herein, this Option shall vest and become exercisable as follows:

###VEST_SCHEDULE_TABLE###

For purposes of this Agreement, the “Vesting Commencement Date” shall mean ###ALTERNATIVE_VEST_BASE_DATE###.

(b)        The Participant must remain continuously employed by the Company (or a parent or subsidiary of the Company) from the Grant Date (or if earlier, the Vesting Commencement Date) to the applicable vesting date for vesting to occur. There shall be no proportionate or partial vesting in the period prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

(c)        The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Expiration Date or the termination of this Option under Section 4 hereof or the Plan.

4.         Termination of Option.  In general, the right to purchase Stock under this Option shall lapse on the Expiration Date.  However, this Option shall terminate sooner in the circumstances described in this Section 4.

(a)        Termination for Reasons Other Than Cause, Death or Disability.  If the Participant’s continuous service as an employee or officer of the Company (or a parent or subsidiary of the Company) terminates for any reason other than death, Disability or Cause, the Participant may exercise the vested portion of this Option only within the period of time ending on the earlier of: (i) the date three months following the termination of his or her continuous service or (ii) the Expiration Date.  Thereafter this Option shall terminate and cease to be exercisable.  Notwithstanding, if at any time during this period the Participant violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company (or a parent or subsidiary of the Company), his or her right to exercise this Option shall immediately terminate and cease to be exercisable upon such violation.

(b)        Termination Due Disability.  If termination of the Participant’s continuous service with the Company (or a parent or subsidiary of the Company) is due to his or her total disability (as defined under the Plan) the vested portion of this Option shall remain exercisable only within the period of time ending on the earlier of: (i) the date 12 months following the Participant’s termination of his or her continuous service due to his or her total disability or (ii) the Expiration Date.  Thereafter this Option shall terminate and cease to be exercisable.

(c)        Termination Due to Death.  If termination of the Participant’s continuous service as an employee or officer of the Company (or a parent or subsidiary of the Company) is due to his or her death or if the Participant’s death occurs within three months after his or her continuous service with the Company (or a parent or subsidiary of the Company) terminates, the vested portion of this Option shall remain exercisable only within the period of time ending on the earlier of: (i) the date 365 days after the Participant’s death or (ii) the Expiration Date.  Thereafter this Option shall terminate and cease to be exercisable.

(d)        Termination for Cause. If termination of the Participant’s continuous service is by the Company (or a parent or subsidiary of the Company) for Cause, the entire Option (vested and unvested portions) shall immediately terminate and cease to be exercisable.  If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (or a parent or subsidiary of the Company, including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company (or a parent or subsidiary of the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

5.          Exercise of Option.

(a)         Notice of Exercise. To exercise this Option (or any vested portion thereof) the Participant (or in the case of exercise after the Participant’s death or total disability, the Participant’s executor, administrator, legal guardian or the person who acquired the right to exercise this Option by bequest or inheritance or such other person designated to exercise this Option upon the Participant’s death or incapacity, as applicable) must submit a completed Notice of Stock Option Exercise in substantially the form attached hereto as Exhibit A, to the Company at its principal office along with a copy of this Agreement and full payment of the Exercise Price. The Participant may purchase less than the number of vested Shares covered hereby, provided that no partial exercise of this Option may be for any fractional Share or for fewer than ten whole Shares. If a person other than the Participant exercises this Option, then such person must also submit documentation reasonably acceptable to the Company substantiating his or her legal right to exercise this Option

(b)        Payment of Exercise Price.  Subject to any restrictions under the Plan, the Exercise Price may be paid in any combination of the following:

(i)         in cash or by certified or bank check; or

(ii)        through a cashless exercise program established with a broker.

(c)         Withholding.  No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes an arrangement satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld by the Company (or a parent or subsidiary of the Company) in connection with the exercise of this Option or the sale or other disposition of the Shares issued upon exercise of this Option.  The Company (or a parent or subsidiary) has the right to withhold any applicable withholding from any compensation paid to the Participant.

6.          Issuance of Shares.  Upon satisfaction of the requirements under Section 5 herein, the Company shall issue the Shares registered in the name of the Participant (or the Participant’s permitted assignee or legal representative) as evidenced by stock certificates with the appropriate legends affixed thereto and make the appropriate entry on the books of the Company or of a duly authorized transfer agent. Notwithstanding any provision herein to the contrary, the exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Shares may be listed.  No Shares shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company.

7.          Incentive Stock Option Status.

(a)            Section 422 Requirements. This Option is intended to qualify as an “incentive stock option” under Section 422 of the Code and any regulations promulgated thereunder.  However, the Company makes no representation or guarantee that this Option will qualify as an incentive stock option.  This Option will not qualify as an “incentive stock option,” if, among other events, (i) the Participant disposes of the Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option; (ii) except in the event of the Participant’s death or total disability (as described in Section 4 above), the Participant has not been in the continuous service of the Company (or a parent or a subsidiary of the Company) as an employee or officer during the period beginning on the Grant Date and ending on the day that is three (3) months before the date of exercise this Option; or (iii) to the extent the aggregate fair market value of the shares subject to all “incentive stock options” held by the Participant which become exercisable for the first time in any calendar year (under all plans of the Company, a parent or a subsidiary) exceeds $100,000.

(b)            Disqualifying Disposition. To the extent that any share does not qualify as an “incentive stock option,” it shall not affect the validity of such Shares and shall constitute a separate non-qualified stock option. In the event that the Participant disposes of the Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such Shares were disposed of, the number of Shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received. Further, Participant agrees to provide Company with any other information relating to such disposition as it may reasonably require for tax purposes.

8.        Nontransferability of Option. Except as otherwise provided herein, this Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution.  No assignment or transfer of this Option, or the rights represented thereby, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent or distribution) shall vest in the assignee or transferee any interest or rights herein; but rather, upon such attempted assignment or transfer this Option in violation of this Section 8 shall be void.

9.        No Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any Shares covered by this Option unless and until the Participant has become the holder of record of such Shares and no adjustment shall be made for dividends or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan.

10.      No Obligation to Continue Employment.  This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company will employ the Participant for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify the Participant’s employment or compensation.

11.      Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.

12.      Section 409A. The intent of the parties is that this Option is exempt from the provisions of Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code hereunder or otherwise.

13.      Severability.  The invalidity or unenforceability of any provision in this Agreement shall not affect the validity or enforceability of any other provision of this Agreement and each provision of this Agreement shall be severable and enforceable to the extent permitted by law.

14.      Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with regard to the subject matter hereof.  This Agreement supersedes all previous agreements between the parties regarding such subject matter, and no agreements, representations or warranties regarding the subject matter hereof exist between the parties, other than those set forth herein.

15.      Successors and Assigns.  The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Option may be transferred by will or the laws of descent or distribution.

16.      Amendment.  The Company has the right to amend this Agreement provided that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent, unless such amendment is necessary for the Option to comply with applicable federal or state law.

17.      No Third Party Beneficiaries.  Nothing in this Agreement is intended to confer any rights or remedies on any persons other than the Parties and their respective successors and assigns.  Nothing in this Agreement is intended to relieve or discharge the obligation or liability of third persons to any party to this Agreement.  No provision of this Agreement shall give any third person any right of subrogation or action over or against any party to this Agreement.

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18.      Provisions of the Plan.  This Option is subject to the provisions of the Plan, including any amendments thereto).   Any capitalized terms used herein but not defined shall have the meaning ascribed to them in the Plan.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer.

XBiotech Inc.

By:	###JOHNSIMARD###
Name: John Simard
Title: President & CEO

PARTICIPANT’S ACCEPTANCE

I, ###PARTICIPANT_NAME###, hereby accept the foregoing option award agreement and agree to the terms and conditions thereof. Furthermore, I hereby acknowledge having received and read a copy of the Company’s 2015 Equity Incentive Plan and agree to comply with it and all applicable laws and regulations. By clicking accept I agree to the terms and conditions.

PARTICIPANT: ###PARTICIPANT_NAME###

Address:	###HOME_ADDRESS###